Exhibit 10.32

AMENDMENT NO. 1 TO

DISCOVERY PARTNERS INTERNATIONAL, INC.

2000 STOCK INCENTIVE PLAN

The Discovery Partners International, Inc. 2000 Stock Incentive Plan (the “Plan”) be and hereby is amended as follows:

1. Article Five, Section I.A. is hereby deleted in its entirety and a new Article Five, Section I.A. is inserted in lieu thereof which reads as follows:

“Notwithstanding anything to the contrary contained herein:

(1) Each non-employee director who serves on the Board immediately after the closing of the merger (the “Merger”) of Darwin Corp. with and into Infinity Pharmaceuticals, Inc. pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 11, 2006, by and among the Corporation, Darwin Corp. and Infinity Pharmaceuticals, Inc. (as defined below) shall receive a Non-Statutory Option to purchase 112,500 shares of Common Stock (the “Initial Option”). Shares of Common Stock subject to the Initial Option will become exercisable as to 37,500 of the shares underlying such Initial Option on the first anniversary of the date of grant and the remainder will be exercisable in quarterly installments of 9,375 shares beginning at the end of the first quarter thereafter, provided that the holder of the Initial Option continues to serve as a director.

(2) Each non-employee director serving as a director on the third anniversary of (a) the closing of the Merger, in case of directors serving on the Board immediately after the closing of the Merger, or (b) his or her election to the Board, in the case of directors elected after the closing of the Merger, shall, on the date of the first Annual Stockholders Meeting following such third anniversary and on the date of each Annual Stockholders Meeting thereafter, receive a Non-Statutory Option to purchase 22,500 shares of Common Stock (an “Annual Option”). Shares of Common Stock subject to the Annual Option will be exercisable in equal quarterly installments of 5,625 shares beginning at the end of the first quarter after the date of grant, provided that the holder of the Annual Option continues to serve as a director.

(3) The non-employee director who serves as the lead outside director of the Board shall receive an additional Non-Statutory Option to purchase 37,500 shares of Common Stock upon the date of commencement of service in such position and upon each anniversary thereafter. Shares of Common Stock subject to each such option will be exercisable in equal quarterly installments of 9,375 shares beginning at the end of the first quarter after the date of grant, provided that the holder of such option continues to serve as the lead outside director.

(4) The non-employee director who serves as the lead research and development director of the Board and the non-employee director who serves as the chair of the audit committee of the Board shall each receive an additional Non-Statutory Option to purchase 15,000 shares of Common Stock upon the date of commencement of service in such position and each anniversary thereafter. Shares of Common Stock subject to such options will be exercisable in equal quarterly installments of 3,750 shares beginning at the end of the first quarter after the date of grant, provided that the holder of the option continues to serve as the lead research and development director or the chair of the audit committee, as applicable.

(5) The non-employee director who serves as the chair of the compensation committee of the Board and the non-employee director who serves as the chair of the corporate governance committee of the Board shall each receive an additional Non-Statutory Option to purchase 7,500 shares upon the commencement of service in such position and each anniversary thereafter. Shares of Common Stock subject to such options will be exercisable in equal quarterly installments of 1,875 shares beginning at the end of the first quarter after the date of grant, provided that the holder of the option continues to serve as the chair of the compensation committee or the chair of the corporate governance committee, as applicable.”

2.	Article Five, Section I.D. is hereby deleted in its entirety and a new Article Five, Section I.D. is inserted in lieu thereof which reads as follows:

“I.D.	[Intentionally omitted.]”

AMENDMENT NO. 2 TO

DISCOVERY PARTNERS INTERNATIONAL, INC.

2000 STOCK INCENTIVE PLAN

The Discovery Partners International, Inc. 2000 Stock Incentive Plan (the “Plan”) be and hereby is amended as follows:

1. Effective immediately following the Effective Time (as defined in the Agreement and Plan of Merger and Reorganization by and among the Corporation, Darwin Corp. and Infinity Pharmaceuticals, Inc. dated as of April 11, 2006 (the “Merger Agreement”)), Article One, Section V.E. is hereby deleted in its entirety and a new Article One, Section V.E. is inserted in lieu thereof which reads as follows:

“E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plan, (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B. of this Article One and (vii) the maximum number of shares with respect to which awards other than options and stock appreciation rights may be granted under this Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.”

2. Effective immediately following the Effective Time, a new Section V.F. is inserted in Article One, which reads as follows:

“The maximum number of shares with respect to which awards other than options and stock appreciation rights may be granted under this Plan shall be 4,850,000.”

3. Effective immediately following the Effective Time, Article Two, Section IV of the Plan is hereby deleted in its entirety and a new Article Two, Section IV is inserted in lieu thereof which reads as follows:

“IV. LIMITATION ON REPRICING

Unless such action is approved by the Corporation’s stockholders: (i) no outstanding option granted under this Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments pursuant to Article One, Section V.E.) and (2) the Board may not cancel any outstanding option (whether or not granted under this Plan) and grant in substitution therefor new awards under this Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.”

AMENDMENT NO. 3 TO

DISCOVERY PARTNERS INTERNATIONAL, INC.

2000 STOCK INCENTIVE PLAN

The Discovery Partners International, Inc. 2000 Stock Incentive Plan (the “Plan”) be and hereby is amended as follows:

1. Effective immediately following the Effective Time (as defined in the Merger Agreement (as defined below)), Article One, Section V.A. of the Plan is hereby deleted in its entirety and a new Article One, Section V.A. is inserted in lieu thereof which reads as follows:

“A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to adjustments as provided for herein, the number of shares of Common Stock reserved for issuance under the Plan shall be equal to the sum of:

(a) the number of shares of the Corporation’s Common Stock issuable upon exercise of any options with an exercise price equal to or greater than $3.00 per share (prior to giving effect to the Reverse Stock Split (as defined in the Merger Agreement)) issued and outstanding under, and the number of shares of the Corporation’s Common Stock issued and outstanding and subject to a right of repurchase in favor of the Corporation pursuant to the Plan as of immediately prior to the closing of the merger (the “Merger”) of Darwin Corp. with and into Infinity Pharmaceuticals, Inc. (“Infinity”) pursuant to the Merger Agreement (as defined below); plus

(b) the number of shares of the Corporation’s Common Stock issuable to holders of options to purchase common stock of Infinity assumed by the Corporation, and the number of shares of the Corporation’s Common Stock issued to holders of common stock of Infinity issued pursuant to Infinity’s stock incentive plans and subject to a right of repurchase of Infinity as of immediately prior to the closing of the Merger, pursuant to the Merger Agreement; plus

(c) the number of shares of the Corporation’s Common Stock available for future grant under the Plan as of immediately prior to the closing of the Merger; plus

(d) the number of shares equal to seven percent (7%) of the Corporation’s issued and outstanding Common Stock, as determined immediately following the Effective Time, calculated on a fully-diluted basis at such time, after giving effect to the increase in shares reserved for issuance under the Plan pursuant to this Amendment No. 2 to the Plan.

Notwithstanding the foregoing, in no event shall the number of shares reserved for issuance under the Plan exceed 9,700,000 shares, subject to adjustment as provided for herein.

For purposes of clause (d), the Corporation’s fully-diluted issued and outstanding Common Stock shall be equal to the sum of:

(i) the Corporation’s issued and outstanding Common Stock; plus

(ii) all shares of the Corporation’s Common Stock issuable upon exercise, exchange or conversion of any outstanding option, warrant or other right that is exercisable, exchangeable or convertible into the Corporation’s Common Stock, including, without limitation, any options with an exercise price equal to or greater than $3.00 per share (prior to giving effect to the Reverse Stock Split) or other awards issued and outstanding under the Plan, and shares of Common Stock subject to future issuance pursuant to outstanding grants of deferred issuance restricted stock of the Corporation; plus

(iii) the increase in shares reserved for issuance under the Plan pursuant to this Amendment No. 2 to the Plan; plus

(iv) the issuance of all of the shares of Common Stock of the Corporation issuable pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization by and among the Corporation,

Darwin Corp. and Infinity dated as of April 11, 2006 (the “Merger Agreement”), including, without limitation, shares of Common Stock issuable to holders of options to purchase common stock and warrants to purchase preferred stock of Infinity Pharmaceuticals, Inc. assumed by the Corporation pursuant to the Merger Agreement.”

2. Effective immediately prior to the effective time of the Reverse Stock Split, Article One, Section V.B. of the Plan is hereby deleted in its entirety and a new Article One, Section V.B. is inserted in lieu thereof which reads as follows:

“The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2001, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed two million (2,000,000) shares. Notwithstanding anything to the contrary contained herein, including without limitation, the provisions of Article One, Section V.E., the maximum number by which the share reserve is to increase automatically each calendar year set forth in this Article One, Section V.B. shall not be adjusted to give effect to the Reverse Stock Split (as defined in the Merger Agreement).”

3. Effective immediately prior to the effective time of the Reverse Stock Split, Article One, Section V.C. of the Plan is hereby deleted in its entirety and a new Article One, Section V.C. is inserted in lieu thereof which reads as follows:

“No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than five hundred thousand (500,000) shares of Common Stock in the aggregate per calendar year. Notwithstanding anything to the contrary contained herein, including without limitation, the provisions of Article One, Section V.E., the per calendar year limit set forth in this Article One, Section V.C. shall not be adjusted to give effect to the Reverse Stock Split (as defined in the Merger Agreement).”

4. Effective immediately following the Effective Time (as defined in the Merger Agreement), Article Four, Section I.A.1. of the Plan is hereby deleted in its entirety and a new Article Four, Section I.A.1. is inserted in lieu thereof which reads as follows:

“The purchase per share, if any, shall be determined by the Plan Administrator.”